UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 16, 2010

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On December 9, 2010, Dean Foods Company, a Delaware Corporation (the “Company”), agreed to issue and sell $400 million in aggregate principal amount of 9.750% senior notes due 2018 (the “Notes”) at an issue price of 100% of the principal amount, plus accrued interest, if any, from December 16, 2010, in a private placement for resale to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. On December 16, 2010, the Notes were issued pursuant to an indenture dated as of May 15, 2006 (the “Base Indenture”), as supplemented prior to December 16, 2010, among the Company, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and Supplemental Indenture No. 6, dated as of December 16, 2010, among the Company, the guarantors listed therein and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The Notes are the Company’s senior unsecured obligations and will rank equally with all of its other senior unsecured indebtedness. The Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by the Company’s subsidiaries that are guarantors under the Company’s Second Amended and Restated Credit Agreement dated as of April 2, 2007 (as amended and restated as of June 30, 2010, the “Existing Credit Facility”), as amended as described below, among the Company, the lenders party thereto and JPMorgan Chase Bank, National Association, in its capacity as administrative agent for the lenders.

The Notes will mature on December 15, 2018. Interest on the Notes will accrue from December 16, 2010, at the rate of 9.750% per year. Interest is payable on June 15 and December 15 of each year, commencing June 15, 2011.

The Company may, at its option, redeem all or part of the Notes at any time prior to December 15, 2014 at a make-whole price, and at any time on or after December 15, 2014 at fixed redemption prices (104.875% of principal from December 15, 2014 through December 14, 2015; 102.438% of principal from December 15, 2015 through December 14, 2016; and 100.000% of principal from December 15, 2016 through maturity), plus accrued and unpaid interest and special interest (referred to below under “Registration Rights Agreement”), if any, to the date of redemption. In addition, prior to December 15, 2013, the Company may, at its option, redeem up to 35% of the Notes with the proceeds of certain equity offerings at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest, if any, and special interest, if any, to the redemption date.

If specific kinds of changes of control occur and the Company has not previously exercised its right to redeem all of the outstanding Notes, the Company must offer to purchase the Notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest and special interest, if any.

The Indenture contains covenants that, among other things, limit the Company’s ability to incur secured indebtedness, enter into sale-leaseback transactions and engage in mergers, consolidations and sales of all or substantially all of its assets.

The Indenture contains customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure of any guarantee on the Notes to be enforceable; and certain events of bankruptcy or insolvency.

On December 16, 2010, the date the Notes were issued, the Company used the net proceeds of the offering to pay fees and expenses related to the previously disclosed amendment dated December 9, 2010 (“Amendment No. 1”) to the Existing Credit Facility and to repay a portion of the outstanding 2014 tranche A term loan borrowings under the Existing Credit Facility. In connection with the closing of the Notes offering and these payments, the conditions with respect to Amendment No. 1 were satisfied and Amendment No. 1 became effective. In addition, the conditions with respect to the previously disclosed Amendment Number 11 dated December 9, 2010 (the “Eleventh Amendment”) to the Fifth Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertaking dated as of April 2, 2007 (the “Receivables Purchase Agreement”) by and among (1) Dairy Group Receivables, L.P., Dairy Group Receivables II, L.P., Morningstar Receivables, L.P., and WhiteWave Receivables, L.P., as sellers, all of which are subsidiaries of the Company, (2) the financial institutions that are party to the Receivables Purchase Agreement, as amended by the Eleventh Amendment, (3) the companies that are party to the Receivables Purchase Agreement, as amended by the Eleventh Amendment, (4) JPMorgan Chase Bank, N.A., as agent, (5) the Company, as provider of certain performance undertakings on behalf of its subsidiaries, and (6) each of the Company’s subsidiaries that are party to the Receivables Purchase Agreement, as amended by the Eleventh Amendment, as servicers, were satisfied and the Eleventh Amendment also became effective.

Affiliates of certain of the initial purchasers of the Notes are currently lenders under the Existing Credit Facility and, accordingly, they received a portion of the proceeds from the sale of the Notes in the offering.

The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. Neither this Form 8-K nor any exhibit hereto shall constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of certain of the terms of the Indenture, Amendment No. 1 and the Eleventh Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2006, Supplemental Indenture No. 6, which is filed as Exhibit 4.1 to this Form 8-K, Amendment No. 1, which was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2010 and the Eleventh Amendment, which was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2010, all of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the offering of the Notes, the Company also entered into a Registration Rights Agreement, dated as of December 16, 2010 (the “Registration Rights Agreement”), among the Company, the guarantors listed therein and the several initial purchasers listed therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as representative.

Under the Registration Rights Agreement, the Company agreed to file with the SEC on or prior to 365 days after the closing of the offering of the Notes offering a registration statement with respect to an offer to exchange the Notes for identical new notes (except that the new notes will not be subject to restrictions on transfer) registered under the Securities Act. The Company agreed to use commercially reasonable efforts to cause the registration statement for the exchange offer to be declared effective on or prior to 455 days after the closing of the offering of the Notes and to commence and complete the exchange offer promptly, but no later than 30 business days after such registration statement has become effective. Under the Registration Rights Agreement, the Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances.

If the Company fails to satisfy these obligations, the Company may be required to pay special interest on the Notes. With respect to the first 90-day period immediately following the occurrence of the first such registration default, special interest will be paid in an amount equal to 0.25% per annum of the principal amount of the Notes entitled to such registration rights then outstanding. The amount of the special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all such registration defaults have been cured, up to a maximum amount of special interest for all such registration defaults of 1.0% per annum of the principal amount of the Notes entitled to such registration rights then outstanding.

The foregoing description of certain of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Supplemental Indenture No. 6, dated as of December 16, 2010, among the Company, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Registration Rights Agreement, dated as of December 16, 2010, among the Company, the guarantors listed therein and the several initial purchasers listed therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2010	DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture No. 6, dated as of December 16, 2010, among the Company, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Registration Rights Agreement, dated as of December 16, 2010, among the Company, the guarantors listed therein and the several initial purchasers listed therein